Exhibit 24.2

                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, J. ALBERT SMITH III, hereby make, constituteand appoint MARISA BEENEY, acting individually, as my agent and attorney-in-fact forthe purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as an executive, member of or in other capacities with GSO Capital Partners LP and each of its affiliates or entities advised by me or GSO Capital Partners LP, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with any stock exchange, self-regulatory association, the Commodities Futures Trading Commission and National Futures
Association, the United States Securities and Exchange Commission (the "SEC")
pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934
(the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act and any
information statements on Form 13F required to be filed with the SEC pursuant to
Section 13(f) of the Act, including without limitation Form 3, 4, 5, 144, or
Schedules 13D, 13F and 13G and any amendments to said forms or schedules, in each case, as determined by such person to be necessary or appropriate.
Any such determination shall be conclusively evidenced by such person's execution,delivery, furnishing and/or filing of the applicable document.

All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until the date revoked in writing by the undersigned, and this power of attorney does not revoke or replace any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, I have executed this instrument as of the 8th day of
June, 2010.

/s/ J. ALBERT SMITH III
------------------------------
J. Albert Smith III